BlackRock Intermediate Municipal Fund of BlackRock Municipal Series Trust

(formerly Merrill Lynch Municipal Intermediate Term Fund of Merrill Lynch Municipal Series Trust)

77Q1(e):

Copies of new or amended Registrant investment advisory contracts

Form of new Investment Advisory Agreement between the Registrant and BlackRock Advisors, LLC is hereby incorporated by reference to Exhibit 4(A), of Post-Effective Amendment Number 26 filed on September 27, 2006 (SEC Accession No. 0001193125-06-198121).